Exhibit 10.1

AGREEMENT

This AGREEMENT (the “Agreement”) is made and entered into on the 16th day of February, 2016, by and between ERIE INDEMNITY COMPANY, a Pennsylvania corporation with its principal place of business in Erie, Pennsylvania (the “Company”), and RICHARD F. BURT, JR., residing at 3710 Volkman Road, Erie, Pennsylvania (the “Executive”).

RECITALS:

WHEREAS, the Executive has tendered his resignation as an employee and as an officer of the Company and as a director, officer, and employee of each of the Company’s subsidiaries and affiliated companies effective February 22, 2016 (the “Resignation Date”), and the Company and each of its subsidiaries and affiliated companies have accepted such resignations; and

WHEREAS, the Executive Compensation and Development Committee of the Board of Directors of the Company recognizes and appreciates that during his career with the Company the Executive has demonstrated commitment to the Company and its goals and made valuable contributions to the Company’s growth and development; and

WHEREAS, the Company and the Executive each agree that it is in their respective best interests to make certain provisions related to the termination of the Executive's employment as a result of his resignation from the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, and intending to be legally bound, the parties agree as follows:

1.Effective Date. This Agreement shall become effective on the eighth day after the date on which the Executive signs a waiver and release in the form attached as Exhibit I to this Agreement (the “Release”), but only if the Executive has signed this Agreement and the Release within the timeframe described in Section 3(a) and has not revoked the Release during the seven-day revocation period described in the Release.
2.Consideration.
a.In consideration of the execution and performance of this Agreement by the Executive, and subject to the remaining provisions of this Section 2 and to Section 3, the Company shall make the following payments to the Executive, which include amounts to which the Executive would not otherwise be entitled:
(i) With respect to the Company's Annual Incentive Plan (“AIP”) and the award made to the Executive for the 2015 performance period under the AIP:

(A)  In accordance with the terms of the AIP, for the 2015 performance period, the Committee: (1) shall measure the Company’s performance for the performance period against the performance goals set out in the Executive’s award agreement for the performance period and shall calculate the Company incentive award earned by the Executive for the performance period, based on the Company’s achievement of the applicable performance goals (the “earned Company incentive award” for the performance period), and (2) shall calculate the amount of the Executive’s target award based on his individual performance goals for the 2015 performance period (the “target individual incentive award” for the performance period).
(B) If the Committee exercises its discretion to reduce or eliminate Company incentive awards that would otherwise have been earned by executive vice presidents as a class under the AIP for the 2015 performance period, the Committee may reduce the Executive’s earned Company incentive award for the performance period by a percentage reduction that is not more than the average of the percentage reductions applied to the Company incentive awards of the executive vice presidents.
(C) The Executive shall have a vested interest of 100 percent in his earned Company incentive and target individual incentive awards for the 2015 performance period. The earned Company incentive award taken into account in calculating the Executive’s vested interest shall be after any reduction imposed under paragraph (B).
(D) The Company shall pay to the Executive his vested interest in his earned Company incentive and target individual incentive awards for the 2015 performance period at the time awards for the performance period are paid to other AIP participants, in accordance with the AIP, which time shall be no later than December 31, 2016.
(E) The Committee's determination of the amount of award to be paid shall be in accordance with the terms of the AIP and shall be final and binding on all interested parties.
(ii) With respect to the Company's Long Term Incentive Plan (“LTIP”) and the award made to the Executive for the 2013‑2015 performance period under the LTIP:
(A)  In accordance with the terms of the LTIP, for the 2013-2015 performance period, the Committee shall measure the Company’s performance for the performance period against the performance goals set out in the Executive’s award agreement for the performance period and shall calculate the award earned by the Executive for the performance period, based on the Company’s achievement of the applicable performance goals (the “earned LTIP award” for the performance period).

(B) If the Committee exercises its discretion to reduce or eliminate awards that would otherwise have been earned by executive vice presidents as a class under the LTIP for the 2013-2015 performance period, the Committee may reduce the Executive’s earned LTIP award for the performance period by a percentage reduction that is not more than the average of the percentage reductions applied to the awards of the executive vice presidents.
(C) The Executive shall have a vested interest of 100 percent in his earned LTIP award for the 2013-2015 performance period. The earned LTIP award taken into account in calculating the Executive’s vested interest shall be after any reduction imposed under paragraph (B).
(D) The Company shall pay to the Executive his vested interest in his earned LTIP award for the 2013-2015 performance period at the time awards for the performance period are paid to other LTIP participants, in accordance with the LTIP, which time shall be no later than December 31, 2016.
(E) The Committee's determination of the amount of award to be paid shall be in accordance with the terms of the LTIP and shall be final and binding on all interested parties.
(iii) The Company shall pay to the Executive the amount of $335,713 (three hundred thirty-five thousand seven hundred thirteen dollars) within 21 calendar days of the effective date of this Agreement as described in Section 1.
(iv) The Company shall also reimburse the Executive for any legal fees and related expenses he incurs in connection with his entry into this Agreement, provided however that the reimbursement shall not exceed, in the aggregate, $5,000 (five thousand dollars), and provided further that the Executive provides the Company with reasonable substantiating documentation by November 30 of the calendar year following the calendar year in which such fees and expenses were incurred. The Company shall pay the amount to be reimbursed under this paragraph within thirty days after receipt of such documentation.
b.In the event of the Executive's death before payment of a benefit described in Section 2(a)(i) or (ii), the Company shall pay the benefit at the scheduled time to the beneficiary or beneficiaries designated by the Executive in accordance with the terms of the AIP or LTIP, as applicable; provided, however, that if the Executive has not designated a beneficiary in accordance with the terms of the applicable plan, or if no designated beneficiary with respect to the applicable plan survives the Executive, the Company shall pay the benefit to the default beneficiary indicated in the applicable plan. In the event of the Executive’s death before payment of the benefit described in Section 2(a)(iii), the Company shall pay the benefit at the scheduled time to the executor of the Executive’s estate.

c.Payments under this Section 2 shall be subject to applicable deductions. For the purposes of this Agreement, “applicable deductions” shall include but not be limited to any federal, state, or local taxes determined by the Company to be required to be withheld from amounts paid to the Executive pursuant to this Agreement.
d.Except as provided in this Agreement, the Executive agrees that he is not entitled to any other compensation (including, but not limited to, salary or bonuses), perquisites, or benefits of any kind or description from the Company, or from or under any employee benefit plan or fringe benefit plan sponsored by the Company, other than as described above and other than (i) his regular salary through the Resignation Date; (ii) payment for his unpaid vacation time of $64,615.38 (sixty-four thousand six hundred fifteen dollars and thirty-eight cents), which has been computed in accordance with the Company’s past practices for departing employees and paid as soon as administratively practical; (iii) his accrued benefits under the Erie Insurance Group Employee Savings Plan; (iv) any benefit the Executive may have accrued under the Company’s Deferred Compensation Plan; (v) any rights the Executive may have under COBRA on account of the termination of his employment; (vi), with respect to any of the capacities in which the Executive served the Company or any of its subsidiaries or affiliated companies, and with respect to any service of the Executive as a fiduciary or trustee of any employee benefit plans or trusts or other trusts maintained or sponsored by the Company or its subsidiaries or affiliated companies, any rights the Executive may have for indemnity in relation to any acts or omissions of the Executive or a claim for coverage under any applicable insurances; and (vii) any claim relating to enforcement of the Agreement.
e.The parties acknowledge and agree that the Executive is not releasing any rights he may have as an owner and/or holder of the Company’s common stock and stock options or any rights he has to enforce this Agreement. In addition, the Executive is not releasing any rights that he has to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between him and the Company (including, without limitation, the Indemnification Agreement entered into between the parties on August 22, 2012), or any directors’ and officers’ or other liability insurance policy of the Company. Furthermore, the Company agrees to provide indemnification to the Executive, in the same manner and to the same extent as the highest-level officers of the Company, through the Ongoing Cooperation Period (as defined below) and for any claim that may arise relating to or arising out of any matters occurring through the Ongoing Cooperation Period, and for a period of at least three years thereafter.
f.The Executive acknowledges that he is not entitled to any benefits under the Erie Insurance Group Retirement Plan for Employees or the Supplemental Executive Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees.

3.Executive's Waiver and Release.

a.After executing this Agreement and after the termination of his employment with the Company, the Executive shall sign a waiver and release in the form attached as Exhibit I to this Agreement (the “Release”). If the Executive fails to sign the Release by the later of (i) the twenty-first day following the date on which the Release and the proposed form of this agreement were first given to the Executive by the Company and (ii) the seventh day following the date of the termination of the Executive’s employment, then the Executive shall forfeit all rights to payment under Section 2(a)(iii) and (iv), and this Agreement shall be null and void.

b.Notwithstanding any contrary provision of this Agreement, the benefits described in Section 2(a)(iii) and (iv) shall not be paid if the Executive does not sign the Release by the date described in Section 3(a) or if he revokes the Release during the seven-day revocation period described in the Release. The AIP and LTIP benefits described in Section 2(a)(i) and (ii) are not conditioned on the Executive’s signing the Release.

c.The Executive acknowledges that the Release and the proposed form of this agreement were first presented to him for his consideration on February 8, 2016, and that the Company has encouraged and advised the Executive in writing, prior to his signing this Agreement, to consult with an attorney of the Executive's choosing concerning all of the terms of this Agreement and the Release.

d.The Company hereby represents and warrants that, as of the date of this Agreement, it does not have knowledge of any claim or action against the Executive.

4.Non-disparagement. The Executive shall not disparage the Company or its officers, directors or employees in any way orally or in writing, and the directors and executive and senior officers of the Company shall likewise not disparage the Executive.

5.Covenants as to Confidential Information. The Executive acknowledges and agrees as follows: (i) this Section 5 is necessary for the protection of the legitimate business interests of the Company, (ii) the restrictions contained in this Section 5 with regard to geographical scope, length of term and types of restricted activities are reasonable; (iii) the Executive has received adequate and valuable consideration for entering into this Agreement, and (iv) the Executive's expertise and capabilities are such that his obligations under and the enforcement of this Section 5 by injunction or otherwise will not adversely affect the Executive's ability to earn a livelihood.

a.    Confidentiality of Information and Nondisclosure. The Executive agrees that the Executive will not, directly or indirectly, without the express written approval of the Company, unless directed by applicable legal authority (including any court of competent jurisdiction, governmental agency having supervisory authority over the business of the Company or its subsidiaries or affiliated companies, or any legislative or administrative body having supervisory authority over the business of the Company or its subsidiaries or affiliated companies) having jurisdiction over the Executive, disclose to or use, or knowingly permit to be so disclosed or used, for the benefit of himself, any person, corporation or other entity other than the Company, (i) any non-public information concerning any financial matters, customer relationships, competitive status, supplier matters, internal organizational matters, current or future plans, or other business affairs of or relating to the Company, its subsidiaries or affiliated companies, or any of its insurance agents, (ii) any proprietary management, operational, trade, technical or other secrets or any other proprietary information or other proprietary data of the Company, its subsidiaries or affiliated companies, or any of its insurance agents, (iii) any non-public personal confidential information concerning any of the Company’s employees or any of its insurance agents or customers, or (iv) any other information related to the Company, its subsidiaries or affiliated companies, or any of its insurance agents, or which the Executive should reasonably believe will be damaging to the Company, its subsidiaries or affiliated companies, or any of its insurance agents, which has not been published and is not generally known outside of the Company. The Executive acknowledges that all of the foregoing constitutes confidential and proprietary information, which is the exclusive property of the Company. Nothing in this Agreement, including the obligations under Section 4, or any other agreement with the Company prohibits or prevents the Executive from filing a complaint or charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency. Notwithstanding the non-disclosure, non-disparagement or any other provision of this Agreement, the Executive acknowledges and affirms his understanding that nothing in this Agreement is intended to preclude, prohibit, or otherwise limit, in any way, his rights and abilities to contact, communicate with, or report matters to any government entity or agency including but not limited to the United States Department of Justice, the Equal Employment Opportunity Commission, any Office of Inspector General of any United States agency, the United States Securities and Exchange Commission, or Congress, regarding possible violations of laws or regulations. However, to the maximum extent permitted by law, the Executive agrees that if such an administrative claim is made, the Executive shall not be entitled to recover any individual monetary relief or other individual remedies, except that this provision is not applicable to any bounty that may be recoverable by the Executive as a result of participating in the Securities and Exchange Commission’s whistleblower program.

b.    Company Remedies. The Executive acknowledges and agrees that any breach of this Section 5 may result in immediate and irreparable harm to the Company, and that the Company may not be reasonably or adequately compensated by damages in an action at law. In the event of a breach by the Executive of the provisions of this Section 5, the Company shall be entitled, to the extent permitted by law, immediately to cease to pay or provide the Executive or the Executive's dependents any compensation or benefit being, or to be, paid or provided to the Executive pursuant to this Agreement, and also to obtain immediate injunctive relief restraining the Executive from conduct in breach of the covenants contained in this Section 5. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach, including the recovery of damages from the Executive.

6.Breach of Agreement. The Executive agrees that if he violates any of the terms of this Agreement, the Company may pursue whatever rights it has under this Agreement, whether in law or in equity, without affecting the validity and enforceability of the Release contemplated by Section 3 of this Agreement. If the Executive is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Company shall pay to the Executive the attorneys’ fees and expenses incurred by the Executive in bringing and pursuing such action provided that the Executive is successful, in whole or in part, on the merits or otherwise (including by way of a settlement involving the payment of money by the Company to the Executive) in such action. The Company shall pay such fees and expenses in advance of the final disposition of the action, and the Executive agrees to repay the Company such advances if the Executive is not ultimately successful, in whole or in part, on the merits or otherwise, in such action. The Executive’s right to payment of a fee or expense under this Section (advance or otherwise) is conditioned upon Executive providing reasonable substantiating documentation by November 30 of the calendar year following the calendar year in which the fee or expense was incurred. The Company shall make any payment required under this Section within thirty days after receipt of such documentation.

7.Company Property, Records, Files and Equipment. The Executive will, by the Resignation Date, return all Company property, including records, files, and equipment, that is in his possession.

8.Ongoing Cooperation. For a period of one year (the “Ongoing Cooperation Period”) following the Resignation Date, the Executive agrees to use his best efforts to assist, advise, and cooperate with the Company if the Company so requests on issues that arose or were in any way developing during his employment with the Company, subject to Executive’s availability given his employment and personal obligations, if any, at that time. The Executive shall furnish such assistance, advice or cooperation to the Company as the Company shall reasonably request and as is within the Executive's reasonable capability. Such assistance, advice and cooperation may include, but shall not be limited to the preparation for, or the conduct of, any litigation, investigation, or proceeding involving matters or events which occurred during the Executive's employment by the Company as to which the Executive's knowledge or testimony may be important to the Company. In connection with the preparation for, or the conduct of such litigation, investigation or proceeding as described in the preceding sentence, the Executive shall promptly provide the Company with any records or other materials in his possession that the Company shall request in connection with the defense or prosecution of such litigation, investigation or proceeding. If and to the extent that the Company requests that the Executive provide assistance, advice, or cooperation to the Company, as described above, or it requests that he attend a meeting, deposition, or trial at any time during the Ongoing Cooperation Period, the Company shall compensate the Executive for his time at the rate of $600.00 for each hour during which Executive complies with such request. The Company shall also pay or reimburse the Executive for (i) his reasonable legal fees and expenses incurred in the course of providing such cooperation, provided that the Company agrees that the Executive’s engagement of his own counsel is necessary and appropriate, and (ii) his travel expenses reasonably incurred in the course of providing such cooperation, provided that the Executive provides reasonable substantiating documentation by November 30 of the calendar year following the calendar year in which the fee or expense was incurred; the Company shall make any payment required under this sentence within thirty days after receipt of such documentation.

9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed in that commonwealth without regard to its conflicts of laws provisions. Each of the parties irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania located in the County of Erie, Pennsylvania, and of the United States for the Western District of Pennsylvania for any litigation arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Any legal action relating to this Agreement shall be brought in the courts of the Commonwealth of Pennsylvania located in the County of Erie, Pennsylvania, and of the United States for the Western District of Pennsylvania and the parties irrevocably and unconditionally waive and will not plead or claim in any such court that venue is improper or that such litigation has been brought in an inconvenient forum.

10.Waiver. The waiver by a party of any breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by a party.

11.Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume its obligations under this Agreement. This Agreement shall inure to the extent provided under this Agreement to the benefit of and be enforceable by the Executive or the Executive's legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Executive may not delegate any of the Executive's duties, responsibilities, obligations or positions under this Agreement to any person and any such purported delegation shall be void and of no force and effect.

12.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested − in the case of the Executive, to his principal residence address, and in the case of the Company, to the address of its principal place of business as set forth above, to the attention of the General Counsel of the Company.

14.Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes any obligations of the Company under any previous agreements or arrangements, except as otherwise provided in this Agreement. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought.

15.Code Section 409A. It is intended that this Agreement shall comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Department regulations relating thereto (“Code Section 409A”), or an exemption to Code Section 409A. Payments, rights and benefits may only be made, satisfied or provided under this Agreement upon an event and in a manner permitted by Code Section 409A, to the extent applicable, so as not to subject the Executive to the payment of taxes and interest under Code Section 409A. In furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Code Section 409A would result in the Executive being subject to payment of additional income taxes or interest under Code Section 409A, the parties agree, to the extent possible, to amend this Agreement to maintain to the maximum extent practicable the original intent of this Agreement while avoiding the application of such taxes or interest under Code Section 409A. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” as defined under Code Section 409A. Notwithstanding any provision of this Agreement to the contrary, if, as of the date of the Executive's separation from service, the Executive is a “specified employee” as defined under Code Section 409A, then, except to the extent that this Agreement does not provide for a “deferral of compensation” within the meaning of Code Section 409A of the Code, no payments shall be made and no benefits shall be provided to the Executive during the period beginning on the date of the Executive's separation from service and ending on the last day of the sixth month after such date. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement.

16.Headings. The descriptive headings used in this Agreement are used for convenience of reference only and shall not constitute a part of this Agreement.

17.Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute one and the same Agreement.

THE EXECUTIVE EXPRESSLY WARRANTS AND REPRESENTS THAT, BEFORE ENTERING INTO THIS AGREEMENT, HE HAS RECEIVED A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER ALL OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, THAT HE HAS FULLY READ, INFORMED HIMSELF OF AND UNDERSTANDS ALL THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF ALL PROVISIONS OF THIS AGREEMENT, AND THAT HE CONSIDERS ALL SUCH PROVISIONS TO BE SATISFACTORY.

THE EXECUTIVE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT NO PROMISE OR REPRESENTATION OF ANY KIND HAS BEEN MADE, EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT.

THE EXECUTIVE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT THE COMPANY HAS ENCOURAGED AND ADVISED HIM IN WRITING, PRIOR TO HIS SIGNING THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOOSING CONCERNING ALL OF THE TERMS OF THIS AGREEMENT AND THE RELEASE.

THE EXECUTIVE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT HE ENTERS INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, the Executive and the Company, by its duly authorized representative, have signed this Agreement as of the date set forth above.

WITNESS:                        THE EXECUTIVE:

/s/ Sheila Hirsch                    /s/ Richard F. Burt, Jr.
Richard F. Burt, Jr.

THE COMPANY:

ATTEST:                        ERIE INDEMNITY COMPANY

/s/ Brian W. Bolash                    /s/ Terrence W. Cavanaugh
Terrence W. Cavanaugh
President and Chief Executive Officer

EXHIBIT I

Executive's Waiver and Release

Richard F. Burt, Jr. (the “Executive”), for himself, his heirs, successors and assigns and in consideration of the payments to be made by or on behalf of Erie Indemnity Company (the “Company”) pursuant to Section 2 of the Agreement made and entered into on the ___ day of February, 2016, by and between the Company and the Executive (“the “Agreement”), does hereby forever discharge and release the Company and its shareholders, subsidiaries, affiliated companies, companies with common management, ownership or control, successors, assigns, insurers and reinsurers, attorneys, and agents, and all of their officers, directors, shareholders, employees, agents and representatives, in their official and individual capacities (collectively referred to as “Releasees”) from any and all claims, demands, causes of action, damages, charges, complaints, grievances, expenses, compensation and remedies that the Executive now has or may in the future have on account of or arising out of any matter or thing that has happened, developed or occurred before the date of this Release (collectively “Claims”), including, but not limited to, all Claims arising from the Executive's employment with the Company or any of its affiliated companies, the termination of such employment, any and all relationships or dealings between the Executive and the Company or any of the other Releasees, the termination of any such relationships and dealings, and any and all other Claims the Executive may have against the Company or any of the other Releasees. The Executive waives any and all such Claims including, but not limited to, all charges or complaints that were or could have been filed with any court, tribunal or governmental agency, and any and all Claims not previously alleged, including, but not limited to, any Claims under the following: (a) Title VII of the Civil Rights Act of 1964, as amended; (b) the Age Discrimination in Employment Act (ADEA), as amended; (c) the Federal Employee Retirement Income Security Act of 1974 (ERISA), as amended; (d) the Americans With Disabilities Act (ADA), as amended; (e) the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended; (f) section 806 of the Sarbanes-Oxley Act of 2002, as amended; (g) the Equal Pay Act of 1963; (h) any other federal statutes, rules, regulations, executive orders or guidelines of any description; (i) any and all statutes of similar nature or purpose under Pennsylvania law, or the law of any other state, including, but not limited to, the Pennsylvania Human Relations Act, as amended, the Pennsylvania Equal Pay Law, and the Pennsylvania Wage Payment and Collection Law; (j) any and all local laws, rules, regulations, executive orders or guidelines of any description including, but not limited to, the Erie County Human Relations Ordinance; and (k) any rule or principle of equity or common law, or any Claim of defamation, conversion, interference with a contract or business relationship, or any other intentional or unintentional tort, or any Claim of loss of consortium, or any Claim of harassment or retaliation, or breach of contract or implied contract, or breach of covenant of good faith and fair dealing, or any whistle-blower Claim. This release, discharge and waiver shall be referred to here and in the Agreement as the “Release.”

The Executive specifically understands and agrees that the termination of his employment does not violate or disregard any oral or written promise or agreement, of any nature whatsoever, express or implied. If any contract or agreement of employment exists concerning the employment of the Executive by the Company or the terms and conditions of such employment or the termination of such employment, whether oral or written, express or implied (excepting the Agreement), that contract or agreement is terminated and is null and void.

The Executive agrees that this Release may be enforced in federal, state or local court, and before any federal, state or local administrative agency or body.

This Release does not prohibit the Executive from filing an administrative charge of alleged employment discrimination, harassment or retaliation under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act or the Equal Pay Act of 1963; however, the Executive represents that he has not to date filed or cause to be filed any such administrative charge, and further agrees that he waives any right to monetary or other recovery should any federal, state or local administrative agency pursue any Claim on his behalf and will immediately request in writing that the Claim or matter on his behalf be withdrawn. Thus, by signing this Release, the Executive waives any right he had to obtain a recovery if an administrative agency pursues a Claim against the Company or any of the other Releasees based on any action taken by the Company or any of the other Releasees up to the date of this Release, and acknowledges that he will have released the Company and the other Releasees of any and all Claims, and of the continuing effect of any and all Claims of any nature up to the date of this Release. This Release does not affect (i) any of the Executive's vested rights under the Erie Insurance Group Employee Savings Plan, and the Company’s Deferred Compensation Plan; nor (ii) any rights the Executive may have under COBRA on account of the termination of his employment; nor (iii), with respect to any of the capacities in which the Executive served the Company or any of its subsidiaries or affiliated companies, and with respect to any service of the Executive as a fiduciary or trustee of any employee benefit plans or trusts or other trusts maintained or sponsored by the Company or its subsidiaries or affiliated companies, does it bar any claim the Executive may have for indemnity in relation to any acts or omissions of the Executive or a claim for coverage under any applicable insurances; or (iv) any claim relating to enforcement of the Agreement.

The Executive represents and warrants that the Company has given the Executive a reasonable period of time, of at least twenty-one days, for the Executive to consider all the terms of the Agreement and this Release and for the purpose of consulting with an attorney if the Executive so chooses. A copy of this Release was first given to the Executive on February 8, 2016. If this Release has been signed by the Executive before the end of the twenty-one day period, the Executive represents that he has freely and willingly elected to do so.

This Release may be revoked by the Executive within seven days after the date this Release is signed by the Executive, by giving notice of revocation to the Executive Vice President, Secretary and General Counsel of the Company. No consideration described in Section 2(a)(iii) or (iv) of the Agreement shall be paid unless the Executive has signed this Release and the revocation period has expired with no revocation.

IN WITNESS WHEREOF, the Executive has signed this Release this _____ day of _______________, 2016.

WITNESS:                        THE EXECUTIVE:

________________________________        ________________________________
Richard F. Burt, Jr.

13